EXHIBIT 99.1

Hanmi Announces Upcoming Retirement of Chief Executive Officer from Bank in May 2019 and Promotion of Chief Operating Officer to President of Hanmi

LOS ANGELES, June 15, 2018 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (Nasdaq:HAFC) (“Hanmi”), the holding company for Hanmi Bank (the “Bank”), today announced that Mr. C. G. Kum, Chief Executive Officer, will retire from the Bank in May of 2019.  In addition, the Bank’s Chief Operating Officer Bonnie Lee has been promoted to President to help facilitate a smooth transition and continue the Bank’s strong momentum in executing its strategic direction. The Board of Directors has commenced an executive search to identify Mr. Kum’s successor and intends to conduct a deliberate review of internal and external candidates who can build on the Bank’s accomplishments under Mr. Kum’s leadership.

“C. G. and Bonnie have been integral in driving the Bank’s transformation over the past five years, including improving its financial performance and broadening our customer base to serve immigrant communities beyond our core Korean-American market,” said Hanmi’s Chairman, Joseph K. Rho. “In light of these substantial accomplishments, we thank C. G. for all he has achieved during his tenure and look forward to continue working with him until his retirement from the Bank in May of next year.”

Mr. Rho continued, “The Board is also delighted to announce the promotion of Bonnie who, in addition to her responsibilities as Chief Operating Officer, will now serve as the Bank’s President. Bonnie’s exceptional knowledge of the Bank’s key markets and proven leadership have been key drivers of the Bank’s successful transformation.  We are confident Bonnie will continue to play an integral role in our future success.”

“It has been a privilege to lead Hanmi Bank, one that serves as a financial pillar for immigrant families and businesses in communities across the country,” said Mr. Kum. “My decision to retire from the Bank has not been an easy one, but after careful consideration, I believe it is the right time for me to make this change. I am proud of what our management team has been able to accomplish over the past five years and am confident in the strong condition of the bank, which will continue to be supported by our strategic plan,” Mr. Kum added. “Over the next year, I will remain actively involved as CEO and a member of the Board and look forward to working closely with Bonnie to continue executing on our strategic plan.”

Ms. Lee joined Hanmi as Chief Operating Officer in 2013, with nearly 15 years of executive-level experience within the banking industry. Her deep understanding of the Bank’s business, combined with her new role as President, makes her well-positioned to help facilitate a smooth transition while enabling Hanmi to continue executing on its growth plan.

“Working closely with C. G., the Board and management team over the past five years has given me an unparalleled understanding of Hanmi’s business and financial operations,” said Ms. Lee. “I am confident that we will remain true to our strategic plan and propel Hanmi into its next phase of growth and success. I look forward to continuing to work with both C. G. and the Board over the coming months as we continue to execute on our vision.”

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 40 full-service branches and 9 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan and lease losses; credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and lease losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Contacts:

Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Richard Pimentel
Senior Vice President & Corporate Finance Officer
213-427-3191